Exhibit 99.1

VITALIBIS, INC. Announces Technology Integration Agreement To Enhance

Micro-Influencer Sales Model And Compliment Social Media Strategy

LAS VEGAS, NV March 16th, 2018 (NEWSWIRE) – VITALIBIS, INC. (OTC PINK: VCBD) a technology-based seller of premium, full spectrum CBD products, along with personal care and nutritional products formulated with premium hemp extracts, today announced a technology integration agreement to license the state-of-the-art newkleus™ technology to (1) facilitate Vitalibis’ micro-influencer sales model, and (2) enhance and compliment Vitalibis’ social media strategy.**

The agreement grants Vitalibis™ an exclusive license for the newkleus patent-pending, user-generated content (UGC) technology for all applications in the rapidly growing cannabis industry. The integration of the newkleus technology allows Vitalibis to create an interactive digital community, while concurrently acquiring valuable user data and content, all of which Vitalibis anticipates will (1) increase customer acquisition and retention and (2) build direct, meaningful and loyal customer relationships.

The integration of Vitalibis and newkleus technologies will also significantly enhance Vitalibis’ ability to operate digital “engagement campaigns”, which utilize creative gamification principles and leaderboards to reward user behavior and increase user interaction. These engagement campaigns, centered around a variety of relevant topics, will be hosted within the Vitalibis website and mobile apps, and shared across the full gamut of social media platforms. By hosting its own campaigns, Vitalibis will be uniquely positioned to better understand its customers, as well as gain relevant customer data and authentic user-generated content (UGC). This type of customer data and UGC content is extremely valuable for brands, and is only available to a very limited and select group of social media platforms today.

Steven Raack, CEO of Vitalibis said, “Over the past few years, the boom of social media has created powerful, personal brands. Effectively leveraging these mirco-influencers is essential to our acquisition and retention strategies. We believe integrating the newkleus platform will further our technology leadership in the cannabis industry, while strengthening our social media engagement. At Vitalibis, we believe getting to know our customers and gathering real-time information about what inspires them is vital to our marketing plan and revenue model. The newkleus technology helps us do just that and will play a key role in helping us build long-term and mutually satisfying relationships with our customers.”

** Steven Raack is the inventor and majority owner of the newkleus technology and related patent pending. newkleus is a d/b/a for Votocast, Inc., a California corporation.

About Vitalibis, Inc.

Vitalibis endeavours to be an iconic lifestyle brand, which promotes health and wellness within the rapidly growing medicinal cannabis industry. Vitalibis seeks to utilize a robust technology platform and innovative micro-influencer sales model to market and sell premium, full spectrum CBD products, along with personal care and nutritional products formulated with premium hemp extracts. In addition to leveraging technology and selling high-quality products, Vitalibis will focus on supporting non-profits with environmental and neuro-emotional missions.

For additional information, www.vitalibis.com

Contact:

Vitalibis Inc.

702-944-9620

Info@vitalibis.com

FORWARD LOOKING STATEMENT

This news release includes forward-looking statements that reflect Vitalibis Inc. current expectations about its future results, performance, prospects and opportunities Vitalibis, Inc. has tried to identify these forward-looking statements by using words and phrases such as "may", "will", "expects", "anticipates", "believes", "intends", "estimates", "should", "typical", "we are confident" or similar expressions. These forward-looking statements are based on information currently available to the Company and are subject to a number of risks, uncertainties and other factors that could cause the Company's actual results, performance, prospects of opportunities for the remainder of 2018 and beyond to differ materially from those expressed in, or implied by, these forward-looking statements.